SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               InterCare.com, Inc.
             (Exact name of registrant as specified in its charter)



    (State of incorporation)             (I.R.S. Employer Identification No.)
             CALIFORNIA                                  95-4304537



          (Address of principal executive offices)          (Zip Code)
           900 Wilshire Boulevard suite 500                     90017
                     Los  Angeles,  CA

        Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class      Name of each exchange on which
             to be so registered      each class is to be registered

              Not  applicable                    None

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following  box.   [_]


  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

        Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, No par value

                                (Title of class)



































Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2/A filed on August 8, 2000, is hereby incorporated by reference.

Item  2.  Exhibits.

The  following  exhibits  are  filed  as  part  of  this Registration Statement:

                   1. Certificate of Incorporation of InterCare.Com, Inc. a California corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2/A Registration Statement.

                   2. Bylaws of InterCare.com, a California Corporation incorporated by reference to Exhibit 3.3 to the Registrant's Form SB-2/A Registration Statement

3.     OPINION  RE  LEGALITY
Incorporated by reference to Exhibit 5.1 to the Registrant's Form SB-2/A Registration Statement

4.     CONSENT  OF  INDEPENDENT  ACCOUNTANT
Incorporated by reference to Exhibit 23.2 to the Registrant's Form SB-2/A Registration Statement





                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterCare.com,  Inc.


Date:  August  8,  2000

                                    By:  /s/  Anthony  C.  Dike
                                       ___________________________________
                                       Anthony  C.  Dike,  Secretary
                                       Chairman,  Chief  Executive  Officer